SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 5, 1996


                    BURLINGTON INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


      Delaware                1-10984             56-1584586
(State or other juris-      (Commission        (I.R.S. Employer
 diction of incorpora-      File Number)      Identification No.)
 tion)


    3330 West Friendly Avenue, Greensboro, North Carolina 27410
   (Address of principal executive offices)           (Zip Code)

                       (910) 379-2000
      (Registrant's telephone number, including area code)



      (Former name, former address and former fiscal year,
                   if changed since last report)

Item 5. Other Events

               On June 5, 1996, the Company announced that it would close its Knitted Fabrics division with production to be phased out over the succeeding three month period. The division produces knitted fabrics for use in men's, women's and children's sportswear and active wear and in occupational apparel, including uniforms for employees in the fast food industry.

               The division's assets include manufacturing plants in Wake Forest and Denton, North Carolina, which will be closed. The division's plant in Cramerton, North Carolina will continue to operate, and its production will be utilized by Burlington Sportswear, a new business unit of the Company, announced on June 5, 1996. An insignificant portion of the existing assets of the division will be transferred to the Company's Statesville, North Carolina plant which will provide certain manufacturing processes for the Burlington Sportswear division. Receivables and inventories (not useable in ongoing businesses) will be liquidated as the division's business is phased out, and the remaining assets of the division, including the Wake Forest and Denton manufacturing facilities, will be offered for sale.

               For the Company's 1994 fiscal year ending October 1, 1994, the Knitted Fabrics division had net revenues of $147.9 million and operating loss before interest and taxes of $26.7 million. For the Company's 1995 fiscal year ending September 30, 1995, the Knitted Fabrics division had net revenues of $134.1 million and operating loss before interest and taxes of $17.9 million. For the six months ending March 30, 1996, the Knitted Fabrics division had net revenues of $58.8 million and operating loss before interest and taxes of $10.8 million.

               The new Burlington Sportswear division will serve the better men's sportswear and uniform markets, specializing in fine cotton fabrics for casual shirts and pants.

               Incorporated by reference herein are press releases of the Company dated June 5, 1996 with respect to the foregoing.

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits.

               99(a) Press release of Burlington Industries, Inc. dated June 5, 1996.

               99(b) Press release of Burlington Industries, Inc. dated June 5, 1996.

                                          SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BURLINGTON INDUSTRIES, INC.



                                       By   /s/    CHARLES E. PETERS, JR.
                                          Name:    Charles E. Peters, Jr.
Dated:  June 5, 1996                     Title:    Senior Vice President and
                                                   Chief Financial Officer




                                       By   /s/    AGUSTIN J. DIODATI
                                          Name:    Agustin J. Diodati
Dated:  June 5, 1996                     Title:    Vice President and
                                                   Controller

                          EXHIBIT INDEX



                                                  Sequentially
Exhibit                                             Numbered
  No.               Description                       Page

  99(a)             Press Release of Burlington
                    Industries, Inc. dated
                    June 5, 1996.                      5

  99(b)             Press Release of Burlington
                    Industries, Inc. dated
                    June 5, 1996.                      6